SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                February 26, 1997


                            THE HAIN FOOD GROUP, INC.
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             (Exact name of registrant as specified in its charter)



          Delaware                     0-22818            22-3240619
----------------------------        ------------      ------------------
(State or other jurisdiction        (Commission       (I.R.S. Employer
of incorporation)                   File Number)      Identification No.)


     50 Charles Lindbergh Boulevard
          Uniondale, New York                                 11553
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code 516-237-6200


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             (Former name or address, if changed since last report)












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Item 5.  Other Events.

     On February 26, 1997, The Hain Food Group, Inc., a Delaware corporation (the "Company"), entered into an agreement (the "Agreement") between the Company and Weight Watchers Gourmet Food Company, a Delaware corporation ("WWGF") and a wholly owned subsidiary of H.J. Heinz Company, a Pennsylvania corporation ("Heinz"), pursuant to which the Company will manufacture, market, distribute and sell certain Weight Watchers dry and refrigerated food products in supermarkets and other food establishments throughout the United States and Puerto Rico under a profit sharing arrangement which provides, among other things, for the issuance by the Company to Heinz of up to 250,000 warrants to purchase the Company's common stock at prices ranging from $7.00 to $9.00 per share.

     Under the Agreement, the Company and WWGF will enter into a sublicensing arrangement pursuant to which the Company can use certain trademarks of WWGF for a five year term, which is renewable under certain circumstances. The Company expects the transaction to close on or about April 1, 1997.

     A copy of a press release issued by the Company on March 3, 1997 is attached hereto as Exhibit 20 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits.

              Exhibit No.             Description
              -----------             -----------

              20                      Press release dated
                                      March 3, 1997
















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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THE HAIN FOOD GROUP, INC.


Dated:  March 5, 1997               By:   /s/ Jack Kaufman
                                          -----------------------------
                                          Jack Kaufman
                                          Chief Financial Officer





































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                                  EXHIBIT INDEX


Number            Description                                     Page
------            -----------                                     ----

  20              Press release dated March 3, 1997                 5